UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza, 8th Floor Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Purchase Agreement

On May 16, 2025, Hyatt Hotels Corporation, a Delaware corporation (“Hyatt”), Playa Hotels & Resorts N.V. (“Playa”), a Dutch public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, and HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly owned subsidiary of Hyatt (“Buyer”), entered into an amendment (the “Amendment”) to the Purchase Agreement, dated February 9, 2025 (the “Purchase Agreement”). The Amendment clarifies that any Company Restricted Shares (as defined in the Purchase Agreement), which by their terms cannot be tendered in the tender offer the Buyer is currently conducting pursuant to the Purchase Agreement, are excluded from Playa’s issued and outstanding share capital for purposes of the definition of “Minimum Condition” in the Purchase Agreement. There are no other changes to the Purchase Agreement.

The foregoing description of the Amendment is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
2.1	Amendment to Purchase Agreement, dated as of May 16, 2025, by and among Hyatt Hotels Corporation, HI Holdings Playa B.V., and Playa Hotels & Resorts N.V.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information and Where to Find It

This Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell ordinary shares of Playa or any other securities, nor is it a substitute for the tender offer materials that Buyer filed with the SEC upon the commencement of the tender offer. Buyer has filed with the SEC a tender offer statement on Schedule TO (the “Tender Offer Statement”) and Playa has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. PLAYA’S SHAREHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF PLAYA’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents), as well as the Solicitation/Recommendation Statement, are available to all holders of Playa’s ordinary shares at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Copies of the documents filed by the Buyer with the SEC will also be available free of charge on Hyatt’s Investor Relations site at investors.hyatt.com. Copies of the documents filed by Playa with the SEC will also be available free of charge on Playa’s website at investors.playaresorts.com or by contacting Playa’s investor relations department at ir@playaresorts.com. In addition, Playa shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer by telephone at (866) 828-4304 (toll free) or (210) 664-3693 (non-toll free), or by email at HyattOffer@georgeson.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: May 16, 2025	By:	/s/ Joan Bottarini
		Name:	Joan Bottarini
		Title:	Executive Vice President, Chief Financial Officer